Genesys S.A.
(Form F-6 File No 333-109041)


Effective June 29, 2006, One ADR equals
One Ordinary Share.

    Exhibit A to Deposit Agreement
________________________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one-half of one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
NOMINAL VALUE OF Euro 1 EACH OF
GENESYS S.A.
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF FRANCE)
            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
___________________________________
_______________, or registered assigns, IS
THE OWNER OF AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares,
nominal value Euro 1 each (herein called
Shares), of GENESYS S.A., a societe
anonyme organized under the laws of The
Republic of France with its registered office
at LAcropole, 954-980 Avenue Jean
Mermoz, 34000 Montpellier, France (herein
called the Company).  At the date hereof,
each American Depositary Share represents
one-half of one Share deposited or subject to
deposit under the Deposit Agreement at the
designated offices of Societe Generale, 32,
Rue Du Champ de Tir, Nantes, France (the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of February 12, 2001,
as amended and restated as of March 11,
2005 (as the same may be further amended
from time to time, the Deposit Agreement),
by and among the Company, the Depositary,
and all Owners and Beneficial Owners from
time to time of Receipts issued thereunder,
each of whom by accepting a Receipt or any
interest therein agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property
and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on file
at the Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Companys statuts
and the Deposited Securities, the Owner
hereof is entitled to the transfer, to an
account in the name of such Owner or such
name as shall be designated by such Owner
maintained by the Company or its agent for
registration and transfer of Shares in the
case of Shares in registered form, or
maintained by an accredited financial
institution in the case of Shares in bearer
form, of the amount of whole Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Such delivery will be
made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
      The Depositary shall not accept the
surrender of American Depositary Shares
for the purpose of withdrawal of any
fraction of a Deposited Security.  If a
Receipt surrendered for the purpose of
withdrawal evidences American Depositary
Shares representing any fraction of a
Deposited Security, the Depositary shall
effect delivery, as provided in the Deposit
Agreement, of the whole number of
Deposited Securities represented thereby
and shall use its reasonable efforts to sell the
aggregate of fractional Deposited Securities
resulting from surrenders of American
Depositary Shares and shall distribute the
proceeds of those sales, net of the fees of the
Depositary, the expenses of the sales and
any taxes or governmental charges, to the
persons who surrendered American
Depositary Shares representing those
fractions of Deposited Securities in the
manner and subject to the conditions set
forth in Section 4.1 of the Deposit
Agreement.
3.	REGISTRATION OF TRANSFERS
OF RECEIPTS, SPLIT-UP AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, subject to the terms and conditions
of the Deposit Agreement, upon any
surrender of this Receipt, properly endorsed
or accompanied by proper instruments of
transfer, and duly stamped as may be
required by the laws of the State of New
York and of the United States of America.
This Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
paragraph 3.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary, the
Company or any Registrar are closed, or if
any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, the statuts of the
Company or this Receipt, or for any other
reason, subject to the provisions of the
following sentence.  Notwithstanding
anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
except as permitted in General Instruction
I(A)1 to Form F-6 (as the same may be
amended from time to time) under the
Securities Act, which currently permits
suspension only in connection with (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the appointed agent for the
Company for the registration of transfer of
such Shares or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities. Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares that
would be required to be registered under the
provisions of the Securities Act for the
public offer and sale thereof in the United
States unless a registration statement is in
effect as to such Shares for such offer and
sale.
      The Depositary will comply with the
reasonable written instructions from the
Company requesting that the Depositary not
accept for deposit under the Deposit
Agreement any Shares or rights reasonably
identified in such instructions in order to
facilitate the Companys compliance with
U.S. and State securities laws or the laws of
The Republic of France.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced
hereby until such payment is made, and may
withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by
American Depositary Shares evidenced
hereby, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder shall be deemed thereby to
represent and warrant that such Shares and
each certificate therefor are validly issued,
fully paid, nonassessable, and free of any
pre-emptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that such Shares are not, and
American Depositary Shares representing
such Shares would not be, Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and delivery of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, payment of applicable French or
other taxes or governmental charges or legal
or beneficial ownership or such information
relating to the registration of the Shares on
the books of the Company or the Foreign
Registrar, if applicable, and to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or the Company may
reasonably require upon written request to
the Depositary.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties are made pertaining to such
Receipt.  No Shares shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by the
governmental body in The Republic of
France, if any, that is then performing the
function of the regulation of currency
exchange or that has jurisdiction over
foreign investment.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
and reasonable expenses of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The
Depositary shall present detailed statements
for such charges and expenses to the
Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing Shares or
withdrawing Deposited Securities or by any
party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.3 of the Deposit Agreement), as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the share register of the Company or
Foreign Registrar and applicable under the
Deposit Agreement to transfers of Shares to
or from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to Section
2.5 or 6.2 of the Deposit Agreement, (6) a
fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.1 through 4.4 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.2 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (7)
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners and
(8) any other charges that may become
payable after the date of the Deposit
Agreement by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities as a result of a
change in the rules and regulations
applicable to the Shares or registration,
book-entry system or settlement procedures
concerning the Shares (which charge shall
be assessed against Owners as of the date or
dates set by the Depositary in accordance
with Section 4.6 of the Deposit Agreement
and shall be collected at the sole discretion
of the Depositary by billing such Owners
for such charge or by deducing such charge
from one or more cash dividends or other
cash distributions).
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts that have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee), that the Pre-Releasee , or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and
for the benefit of the Owners, and (iii) will
not take any action with respect to such
Shares or Receipts, as the case may be, that
is inconsistent with the transfer of beneficial
ownership (including, without the consent
of the Depositary, disposing of such Shares
or Receipts, as the case may be, other than
in satisfaction of such Pre-Release), (b) at
all times fully collateralized with cash, U.S.
government securities, or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on no more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of shares not deposited but
represented by the American Depositary
Shares outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of such Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including such Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
thereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt (and to the American
Depositary Shares evidenced thereby), when
properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument
under the laws of the State of New York;
provided, however, that the Depositary and
the Company, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes and neither the
Depositary nor the Company shall have any
obligation or be subject to any liability
under this Deposit Agreement to any holder
of a Receipt unless such holder is the Owner
thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently is subject to
the periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).  Such
reports will be available for inspection and
copying by Owners and Beneficial Owners
at the public reference facilities maintained
by the Commission currently located at 450
Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices
and other communications, including any
proxy soliciting material, received from the
Company that  are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports, notices and other communications
when furnished by the Company pursuant to
the Deposit Agreement. Any such reports,
notices and other communications,
including any such proxy solicitation
material furnished to the Depositary by the
Company, will be furnished in English to
the extent that such materials are required to
be translated into English pursuant to any
regulations of the Commission.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts, which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary shall, as promptly
as practicable after its receipt of such
dividend or distribution, subject to the terms
of the Deposit Agreement, convert such
dividend or distribution into Dollars and
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement) to the Owners of
Receipts entitled thereto as of the record
date pursuant to Section 4.6 of the Deposit
Agreement, in proportion to the number of
American Depositary Shares held by them
respectively; provided, however, that in the
event that the Company (or an agent of the
Company) the Custodian or the Depositary
shall be required to withhold and does
withhold from such cash dividend or such
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary or the Custodian
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary shall, as promptly as practicable,
cause the securities or property received by
the Depositary or the Custodian to be
distributed to the Owners of Receipts
entitled thereto, as of the record date
pursuant to Section 4.6 of the Deposit
Agreement in proportion to the number of
American Depositary Shares held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason (including,
but not limited to, any requirement that the
Company or the Depositary withhold an
amount on account of taxes or other
governmental charges or that such securities
must be registered under the Securities Act
in order to be distributed to Owners or
Beneficial Owners) the Depositary deems
such distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.9 of the Deposit
Agreement and any expenses in connection
with such sale) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash pursuant to
Section 4.1 of the Deposit Agreement.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received reasonably
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act.
      Subject to applicable United States
and French law, and to the other terms of
the Deposit Agreement, if the holders of
Shares are granted the option to receive
dividends on such Shares in the form of
cash or additional Shares, the Depositary,
upon consultation with and approval of the
Company, may, and at the request of the
Company shall, as promptly as practicable,
make such option available to any Owner to
whom it determines the granting of such
option to be lawful and feasible.  If any
distribution upon any Deposited Securities
consists of a dividend in, or free distribution
of, Shares, the Depositary may, and at the
request of the Company shall, distribute as
promptly as practicable to the Owners of
outstanding Receipts entitled thereto as of
the record date fixed pursuant to Section 4.6
of the Deposit Agreement, in proportion to
the number of American Depositary Shares
held by them respectively, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary shall sell the amount of Shares
corresponding to the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in Section 4.1 of the Deposit
Agreement.  If additional Receipts are not
so distributed, each American Depositary
Share shall thenceforth also represent its
proportional share of the additional Shares
distributed upon the Deposited Securities
represented thereby.  The Depositary may
withhold any distribution of Receipts under
Section 4.3 of the Deposit Agreement if it
has not received reasonably satisfactory
assurances from the Company that such
distribution does not require registration
under the Securities Act.
      In the event that the Depositary
determines that any distribution in property
other than cash(including Shares and rights
to subscribe therefor) is subject to any tax or
other governmental charge that the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
      The Depositary agrees to use
reasonable efforts to follow the procedures
established, or that may be established, by
the French Treasury to enable eligible
United States Owners and Beneficial
Owners of Receipts to qualify for a reduced
withholding tax rate of 15%, if available at
the time dividends are paid, or any other
reduced withholding tax rate then available,
to recover any excess French withholding
taxes initially withheld or deducted with
respect to dividends and other distributions
to such Owners and Beneficial Owners, and
to receive any payment in respect of the
avoir fiscal for which such Owners and
Beneficial Owners may be eligible from the
French Treasury.
      Upon request of any Owner, the
Depositary will provide to that Owner a
copy of the forms promulgated from time to
time by the French tax authorities for the
purposes set forth in the preceding
paragraph, together with any related
instructions.  The Depositary shall arrange
for the filing as promptly as practicable with
the French tax authorities of all such forms
completed and returned in sufficient time so
that such forms may be filed by December
31 of the year following the calendar year in
which the related dividend is paid.  Upon
the receipt by the Depositary or the
Custodian of any resulting remittance, the
Depositary shall distribute to the Owner
entitled thereto, as soon as practicable, the
proceeds thereof in Dollars, in accordance
with Sections 4.1 and 4.5 of the Deposit
Agreement.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by
sale or in any other manner that it may
determine, such foreign currency into
Dollars, and such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
shall have distributed any rights, warrants or
other instruments which entitle the holders
thereof to such Dollars, then to the holders
of such rights, warrants and/or instruments
upon surrender thereof for cancellation.
Such distribution or conversion may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
      If such conversion or distribution
with regard to one or more Owners can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file, as promptly as
practicable, such application for approval or
license, if any; provided, however, that the
Depositary or the Custodian shall be entitled
to rely upon French local counsel in such
matters, which counsel shall be instructed to
act as promptly as possible; provided,
further, that the Company shall not be
obligated to make any such filing.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof that is
required for such conversion is denied or in
the reasonable opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may either:
(i)	distribute the foreign
currency (or an appropriate
document evidencing the
right to receive such foreign
currency) received by the
Depositary to, or
(ii)	make the conversion and
distribution in Dollars to the
extent permissible to the
Owners entitled thereto and:
(A)	distribute the balance
of the foreign
currency received by
the Depositary to, or
(B)	hold such balance
uninvested and
without liability for
interest thereon for
the respective
accounts of, the
Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion, after consultation with the
Company, as to the procedure to be
followed in making such rights available to
any Owners, including the distribution of
warrants or other instruments therefor, or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or, for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to
other Owners, the Depositary may, and at
the request of the Company shall, distribute,
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner hereunder, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary (as promptly as
practicable after receipt of such notice) that
(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner; provided, however, that in the
case of a distribution pursuant to the
preceding paragraph, such deposit shall be
made, and depositary shares shall be
delivered, under depositary arrangements
that provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may, and at the request of the
Company shall, use its reasonable efforts to
sell the rights in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully and feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the Depositary
as provided in Section 5.9 of the Deposit
Agreement, any expenses in connection
with such sale and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for
the account of such Owners otherwise
entitled to such rights, upon an averaged or
other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.  Such proceeds
shall be distributed as in the case of a
distribution in cash pursuant to Section 4.1
of the Deposit Agreement.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from or not subject to
registration under the Securities Act with
respect to a distribution to Owners or are
registered under the provisions of such Act.
If an Owner of Receipts requests
distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from or not subject to
such registration requirements, it being
understood that the Company shall have no
obligation to furnish any such opinion.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become payable
or any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
gives effect to a change in the number of
Shares that correspond to each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities other than Shares, or
whenever for any administrative purpose the
Depositary deems it necessary or convenient
in respect of any matter to do so, the
Depositary shall fix a record date (which
shall, to the extent practicable, be the same
as any corresponding record date fixed by
the Company or, if different, shall be fixed
after consultation with the Company) (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (iii)
responsible for any charge assessed by the
Depositary pursuant to the Deposit
Agreement, (b) for fixing the date on or
after which each American Depositary
Share will represent the changed number of
Shares or (c) to facilitate the administrative
purpose for which the record date was set.
Subject to the provisions of Sections 4.1
through 4.5 of the Deposit Agreement and
to the other terms and conditions of the
Deposit Agreement, the Owners on such
record date shall be entitled, as the case may
be, to receive the amount distributable by
the Depositary with respect to such dividend
or other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares held
by them respectively and to give voting
instructions and to act in respect of any
other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company (but without prejudice to
the right of Owners hereunder to receive
information, copies of reports and notices
made generally available by the Company to
holders of its Shares of furnished by the
Company to the Depositary for this
purpose), the Depositary shall, as soon as
practicable thereafter, mail to the Owners
(a) a copy or summary in English of the
notice of such meeting sent by the Company
to the Depositary pursuant to Section 5.6 of
the Deposit Agreement, (b) a statement that
the Owners and holders of Receipts as of the
close of business on a record date
established by the Depositary pursuant to
Section 4.6 of the Deposit Agreement will
be entitled, subject to any applicable
provisions of French law, the statuts of the
Company and the Deposited Securities to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by such Owners
American Depositary Shares, (c) copies or
summaries in English of any materials or
other documents provided by the Company
for the purpose of enabling such Owner to
give such instructions, (d) a voting
instruction card prepared by the Depositary
and the Company and (e) a statement as to
the manner in which voting instructions may
be given to the Depositary, including an
express indication that such instructions
may be given, or deemed given in
accordance with the the following
paragraph, if no instruction is received or if
the Depositary receives improperly
completed voting instructions or a blank
proxy, and setting forth the date established
by the Depositary for the receipt of such
instructions (the Receipt Date).  Voting
instructions may be given only in respect of
a number of American Depositary Shares
representing an integral number of Shares.
      Upon receipt by the Depositary of
properly completed voting instructions, on
or before the Receipt Date, the Depositary
shall either, in its discretion, vote such
Deposited Securities in accordance with
such instructions or forward such
instructions to the Custodian, and the
Custodian shall endeavor, insofar as
practicable and permitted under any
applicable provisions of French law, the
statuts of the Company and the Deposited
Securities, to vote or cause to be voted the
Deposited Securities in accordance with any
nondiscretionary instructions set forth in
such request. The Depositary shall not vote
or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions or deemed instructions. If
the Depositary receives improperly
completed voting instructions or receives a
blank proxy or does not receive instructions
from an Owner with respect to any of the
Shares or other Deposited Securities on or
before the Receipt Date, the Depositary will,
insofar as permitted under any applicable
provisions of French law, the statuts of the
Company and the Deposited Securities,
deem such Owner to have instructed the
Depositary to give a proxy to a person
designated by the Company to vote such
Deposited Securities in favor of the
resolutions presented or approved by the
board of directors of the Company and
against any other resolution not so presented
or approved.  The Company shall designate
a person to vote such Deposited Securities,
as provided in the preceding sentence, in
accordance with French law.
      The Depositary will not charge any
fees to the Owners in connection with the
foregoing transactions to enable any Owner
exercise its voting rights hereunder or under
the Deposit Agreement.
      Notwithstanding anything in the
Deposit Agreement to the contrary, the
Depositary and the Company may, upon
notice to all Owners, modify, amend or
adopt additional voting procedures from
time to time as they determine may be
necessary or appropriate to comply with
French or United States law or the statuts of
the Company.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
split-up, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities that shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth also
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may with the Companys
approval, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      Immediately upon the occurrence of
any change, conversion or exchange
covered by Section 4.08 of the Deposit
Agreement in respect of the Deposited
Securities, the Company shall notify the
Depositary in writing of such occurrence
and, if such change affects Owners holdings
of American Depositary Shares, as soon as
practicable after receipt of such notice from
the Company, the Depositary shall give
notice thereof to all Owners.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or controlling
persons (as defined under the Securities
Act) shall incur any liability to any Owner
or Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States,
The Republic of France, or any other
country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the statuts of the Company, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
respective directors, employees, agents or
controlling persons (as defined under the
Securities Act) shall be prevented or
forbidden from, or delayed in or be subject
to any civil or criminal penalty on account
of doing or performing any act or thing that
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary nor the Company nor
any of their respective directors, employees,
agents or controlling persons (as defined
under the Securities Act) incur any liability
to any Owner or Beneficial Owner of any
Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing that by the
terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement or the statuts of the
Company.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their respective directors, employees,
agents or controlling persons (as defined
under the Securities Act) assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, employees, agents
or controlling persons (as defined under the
Securities Act) shall be under any obligation
to appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts on behalf of any Owner, Beneficial
Owner or other person, and the Custodian
shall not be under any obligation
whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or controlling persons (as defined
under the Securities Act) shall be liable for
any action or nonaction by it in reliance
upon the advice of or information from legal
counsel, accountants, any person presenting
Shares for deposit, any Owner or Beneficial
Owner of a Receipt, or any other person, in
each case provided such person is believed
by it in good faith to be competent to give
such advice or information.  Each of the
Depositary, the Company and their
respective directors, employees, agents and
controlling persons (as defined under the
Securities Act) may rely and shall be
protected in acting upon any written notice,
request, direction or other document
believed by such person in good faith to be
genuine and to have been signed or
presented by the proper party or parties.
      The Depositary shall not be liable
for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
omission to act is in good faith.  No
disclaimer of liability under the Securities
Act is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary by the Company and its
acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary
may at any time be removed by the
Company by 120 days prior written notice
of such removal, to become effective upon
the later of (i) the 120th day after delivery of
the notice to the Depositary or (ii)
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of
the Owners of Receipts to do so, it may,
after consultation with the Company to the
extent practicable, appoint a substitute or
additional custodian or custodians, each of
which shall be an accredited financial
intermediary acting through a specified
office located in The Republic of France.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of the
Owners in any respect that they may deem
necessary or desirable.  Any amendment
that shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
that shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
corresponding thereto except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding such termination to be
effective on a date specified in such notice
not less than 30 days after the date thereof,
if at any time 60 days shall have expired
after the Depositary shall have delivered to
the Company a written notice of its election
to resign and a successor depositary shall
not have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt, upon
(a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, will be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts that have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its
obligations to the Depositary under Sections
5.8 and 5.9 of the Deposit Agreement.
22.	DISCLOSURE OF INTEREST.
      Notwithstanding any other
provisions of the Deposit Agreement, each
Owner and Beneficial Owner agrees to
comply with the Companys statuts, as they
may be amended from time to time, and the
laws of The Republic of France, if
applicable, with respect to the disclosure
requirements regarding ownership of
Shares, all as if American Depositary Shares
were, for this purpose, the number of Shares
represented thereby.
      In order to facilitate compliance with
those notification requirements, an Owner
or Beneficial Owner of Receipts may
deliver any notification to the Depositary
with respect to a number of Shares
represented by American Depositary Shares
evidenced by such Receipts, and the
Depositary shall, as soon as practicable,
forward such notification to the Company
and, if applicable Euronext Paris S.A., or
any other authorities in The Republic of
France that the Owner or Beneficial Owner
is obligated to notify.
23.	SUBMISSION TO
JURISDICTION.
      In the Deposit Agreement, the
Company has (i)   appointed CT
Corporation System, 111 Eighth Avenue,
New York, New York 10011, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

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